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COMPANY CONTACTS:                       INVESTOR RELATIONS CONTACTS:
IMPAX Laboratories, Inc.                Lippert/Heilshorn & Associates, Inc.
Barry R. Edwards, CEO                   Kim Sutton Golodetz (kgolodetz@lhai.com)
(215) 933-0323 Ext. 4360                (212) 838-3777
Larry Hsu, Ph.D., President             Bruce Voss (bvoss@lhai.com)
(510) 476-2000 Ext. 1111                (310) 691-7100
Cornel C. Spiegler, CFO                 www.lhai.com
(215) 289-2220 Ext. 1706
www.impaxlabs.com

FINAL

                 IMPAX LABORATORIES ANNOUNCES RETIREMENT OF CFO

HAYWARD, CALIF. (DECEMBER 23, 2004) - IMPAX LABORATORIES, INC. (NASDAQ NM: IPXL) today announced that Chief Financial Officer, Cornel C. Spiegler, plans to retire from the company in 2005. The Company has begun the search process for a new CFO.

"My decision to retire was based on a desire to move on to the next phase of my career, as well as spend more time with my family. Nevertheless, I want to assure everyone that I plan to stay on until a new CFO is hired and an orderly transition has taken place. Therefore, the exact timing of my departure can only be approximated as sometime in early 2005. This timing is consistent with my desire to continue in my role and responsibilities through the end of our fiscal year, and with the completion of Sarbanes-Oxley 404 requirements and our 2004 10-K," said Mr. Spiegler.

Barry R. Edwards, IMPAX's Chief Executive Officer, commented: ""On behalf of the Board of Directors I want to thank Cornel for his dedicated service and contributions to the Company over the past 9 years. We all wish him well during his retirement. We respect Cornel's decision and we especially appreciate his cooperation in ensuring that an orderly transition occurs. In the interim we will continue to rely upon him as a valued member of the executive team."

Mr. Spiegler will stay on in the position of Chief Financial Officer during the appointment and orientation of his successor. Following that time, the Company expects Mr. Spiegler will serve for the remainder of 2005 as a special consultant and project manager, reporting to the CEO.

IMPAX Laboratories, Inc. is a technology based specialty pharmaceutical company applying its formulation expertise and drug delivery technology to the development of controlled-release and specialty generics in addition to the development of branded products. IMPAX markets its generic products through its Global Pharmaceuticals division and intends to market its branded products through the IMPAX Pharmaceuticals division. Additionally, where strategically appropriate, IMPAX has developed marketing partnerships to fully leverage its technology platform. IMPAX Laboratories is headquartered in Hayward, California, and has a full range of capabilities in its Hayward and Philadelphia facilities. For more information, please visit the Company's Web site at: www.impaxlabs.com.



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"Safe Harbor" statement under the Private Securities Litigation Reform Act of
1995:
To the extent any statements made in this news release contain information that is not historical, these statements are forward-looking in nature and express the beliefs and expectations of management. Such statements are based on current expectations and involve a number of known and unknown risks and uncertainties that could cause IMPAX's future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, IMPAX's ability to obtain sufficient capital to fund its operations, the difficulty of predicting FDA filings and approvals, consumer acceptance and demand for new pharmaceutical products, the impact of competitive products and pricing, IMPAX's ability to successfully develop and commercialize pharmaceutical products, IMPAX's reliance on key strategic alliances, the uncertainty of patent litigation, the availability of raw materials, the regulatory environment, dependence on patent and other protection for innovative products, exposure to product liability claims, fluctuations in operating results and other risks detailed from time to time in IMPAX's filings with the Securities and Exchange Commission. Forward-looking statements speak only as to the date on which they are made, and IMPAX undertakes no obligation to update publicly or revise any forward-looking statement, regardless of whether new information becomes available, future developments occur or otherwise.

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